Exhibit 99.4

THE BOARD OF GOVERNORS

OF THE FEDERAL RESERVE SYSTEM

Washington, D.C. 20551

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2008

SUFFOLKFIRST BANK

(Exact name of registrant as specified in its charter)

Virginia	n/a	04-3607546
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)

3535 Bridge Road P. O. Box 1340 Suffolk, Virginia	23439
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 934-8200

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2008, SuffolkFirst Bank announced the hiring of Keith B. Hawkins as Executive Vice President and Commercial Loan Officer. Mr. Hawkins will enhance the Banks current loan program with over 20 years of experience in commercial lending.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUFFOLKFIRST BANK (Registrant)

By:	/s/ Robert E. Clary
Robert E. Clary, CPA Chief Financial Officer

Date: January 9, 2008

EXHIBIT INDEX

Exhibit

99.2	Press Release of Keith B. Hawkins, Executive Vice President and Commercial Loan Officer

Exhibit 99.2

PRESS RELEASE

SuffolkFirst Bank

Keith B. Hawkins joins Bank as

Executive Vice President & Commercial Loan Officer

Contact:	Darrell G. Swanigan, President and Chief Executive Officer
SuffolkFirst Bank
Suffolk, Virginia
e-mail: dgs@suffolkfirstbanks.com
Telephone: (757) 934-8200

SUFFOLK, VA, January 3, 2008 [PRNewswire]/ — Darrell G. Swanigan, President & CEO, SuffolkFirst Bank (NASDAQ: SUFB), today announced that Keith B. Hawkins has joined the Bank as Executive Vice President & Commercial Loan Officer. Mr. Swanigan commented, “SuffolkFirst is pleased to add this new member to the management team. Mr. Hawkins will enhance the Bank’s current loan program with over 20 years of experience in commercial lending, and he will focus on new business development to expand our footprint in the North Suffolk and surrounding markets.”